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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Radnor Holdings Corporation on Form S-4 of our report on the consolidated financial statements of SP Acquisition Co. and subsidiaries dated October 18, 1996 (October 30, 1996 as to Note 16). appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Dallas, Texas
January 8, 1997